Exhibit 99.1

For Immediate Release

January 6, 2015 – Intervest Bancshares Corporation Announces Quarterly Dividend

NEW YORK, N.Y., - Intervest Bancshares Corporation (the “Company”) (Nasdaq: IBCA), the holding company for Intervest National Bank, announced today the declaration of a cash dividend of $0.05 per share for holders of record as of January 16, 2015 and payable on January 26, 2015.

About Intervest Bancshares Corporation

Intervest Bancshares Corporation (IBC) is a bank holding company. Its operating subsidiary is Intervest National Bank (INB), a nationally chartered commercial bank that has its headquarters and full-service banking office at One Rockefeller Plaza in New York City, and a total of six full-service banking offices in Clearwater and Gulfport, Florida. IBC’s Common Stock is listed on the NASDAQ Global Select Market under the trading symbol “IBCA.” The Company’s website is www.intervestbancsharescorporation.com.

CONTACT:	LOWELL DANSKER, CHAIRMAN Intervest Bancshares Corporation One Rockefeller Plaza (Suite 400) New York, New York 10020-2002 Phone: 212-218-2800 Fax: 212-218-2808